As filed with the Securities and Exchange Commission on August 7, 2006

File No. 001-32891

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3

TO

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or 12(g) of

The Securities Exchange Act of 1934

Hanesbrands Inc.

Maryland	20-3552316
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, North Carolina	27105
(Address of principal executive offices)	(Zip Code)

(336) 519-4400

Registrant’s telephone number, including area code

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The New York Stock Exchange
Preferred Stock Purchase Rights	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

Hanesbrands Inc.

Cross-Reference Sheet Between the Information Statement and Items of Form 10

Information Included in the Information Statement that is Incorporated by Reference into the Registration Statement on Form 10

Item No.	Item Caption	Location in Information Statement

1.	Business	Summary; Risk Factors; Cautionary Statement Concerning Forward-Looking Statements; Description of Our Business; Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Agreements with Sara Lee

1A.	Risk Factors	Risk Factors; and Cautionary Statement Concerning Forward-Looking Statements

2.	Financial Information	Summary; Risk Factors; Capitalization; Selected Historical Financial Data; and Management’s Discussion and Analysis of Financial Condition and Results of Operations

3.	Properties	Description of Our Business—Properties

4.	Security Ownership of Certain Beneficial Owners and Management	Management—Stock Ownership of Directors and Executive Officers; and Security Ownership of Certain Beneficial Owners

5.	Directors and Executive Officers	Management

6.	Executive Compensation	Management

7.	Certain Relationships and Related Transactions	Summary; Risk Factors; Management’s Discussion and Analysis of Financial Condition and Results of Operations; Management; Agreements with Sara Lee; and Certain Relationship and Related Transactions

8.	Legal Proceedings	Description of Our Business—Legal Proceedings

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	Summary; The Spin Off; Risk Factors; Dividend Policy; and Description of Our Capital Stock

10.	Recent Sales of Unregistered Securities	Not applicable

11.	Description of Registrant’s Securities to be Registered	Description of Our Capital Stock

12.	Indemnification of Directors and Officers	Indemnification of Directors and Officers

13.	Financial Statements and Supplementary Data	Summary; Selected Historical Financial Data; Management’s Discussion and Analysis of Financial Condition and Results of Operations; Unaudited Pro Forma Combined and Consolidated Financial Statements; and Index to Financial Statements

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not applicable

15.	Financial Statements and Exhibits	Index to Financial Statements

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 3 to the Form 10 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on August 7, 2006.

HANESBRANDS INC.

By:	/s/ Richard A. Noll
Name: Richard A. Noll
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Form of Articles of Amendment and Restatement of the Registrant’s Articles of Incorporation, together with form of Articles Supplementary (Junior Participating Preferred Stock, Series A)**

3.2	Form of Amended and Restated Bylaws of the Registrant**

3.3	Form of Rights Agreement between the Registrant and Computershare Investor Services, LLC, Rights Agent**

10.1	Form of Master Separation Agreement between the Registrant and Sara Lee Corporation**

10.2	Form of Tax Sharing Agreement between the Registrant and Sara Lee Corporation**

10.3	Form of Employee Matters Agreement between the Registrant and Sara Lee Corporation**

10.4	Form of Master Transition Services Agreement between the Registrant and Sara Lee Corporation**

10.5	Form of Real Estate Matters Agreement between the Registrant and Sara Lee Corporation**

10.6	Form of Indemnification and Insurance Matters Agreement between the Registrant and Sara Lee Corporation**

10.7	Form of Intellectual Property Matters Agreement between the Registrant and Sara Lee Corporation**

10.8	Form of Hanesbrands Inc. Retirement Savings Plan**

10.9	Form of Hanesbrands Inc. Supplemental Employee Retirement Plan**

10.10	Form of Hanesbrands Inc. Omnibus Incentive Plan of 2006**

10.11	Form of Hanesbrands Inc. Performance-Based Annual Incentive Plan**

10.12	Form of Hanesbrands Inc. Employee Stock Purchase Plan of 2006**

10.13	Form of Hanesbrands Inc. Executive Deferred Compensation Plan**

10.14	Form of Hanesbrands Inc. Non-Employee Director Deferred Compensation Plan**

10.15	Form of Hanesbrands Inc. Executive Long-Term Disability Plan**

10.16	Form of Hanesbrands Inc. Executive Life Insurance Plan**

10.17	Form of Severance Agreement**

21.1	List of Subsidiaries of the Registrant**

99.1	Preliminary Information Statement, dated as of August 7, 2006*

*	Filed herewith.
**	Filed previously.